NOTICE OF GUARANTEED DELIVERY
for
Tender of Common Shares
of
DaVita Inc.
Pursuant to the Amended Offer to Purchase dated April 22, 2002

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON FRIDAY, MAY 3, 2002, UNLESS THE OFFER IS EXTENDED.

This form of Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the offer if certificates evidencing common shares, par value $0.001 per share, of DaVita Inc., a Delaware corporation, are not immediately available, or if the procedure for book-entry transfer described in the Amended Offer to Purchase dated April 22, 2002 and the related Letter of Transmittal which, as amended or supplemented from time to time, together constitute the offer, cannot be completed on a timely basis or time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal or a manually signed facsimile of the Letter of Transmittal, to reach the Depositary prior to the Expiration Date, as defined in the Amended Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail or facsimile transmission to the Depositary. See Section 3 of the Amended Offer to Purchase.

The Depositary for the Offer is:

The Bank of New York

By Mail:	By Hand:	By Overnight Courier:	Facsimile Number:

Tender & Exchange Department P.O. Box 11248 Church Street Station New York, NY 10286-1248	Tender & Exchange Department One Wall Street, 3rd Floor New York, NY 10286	Tender & Exchange Department 385 Rifle Camp Road, 5th Floor West Paterson, NJ 07424	(For Eligible Institutions Only) (973) 247-4077 For Confirmation of Facsimile: (973) 247-4075

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Delivery of this instrument to an address, or transmission via facsimile, other than as set forth above will not constitute valid delivery. Deliveries to DaVita will not be forwarded to the Depositary and therefore will not constitute a valid delivery. Likewise, delivery to The Depository Trust Company will not constitute a valid delivery to the Depositary.

To DaVita Inc.:

I tender to you at the price per share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions described in the Amended Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Amended Offer to Purchase.

PLEASE SIGN AND COMPLETE

Name and Class of Shares	Name(s) of Record Holder(s)

Certificate Nos. (if available):

Please Print

Address(es)

If Shares will be tendered by book-entry transfer:
Zip Code

Name of Tendering Institution

Daytime Area Code and Tel. No.:

Account Number

Signature(s):

Dated:

ODD LOTS

To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in DaVita's 401(k) Retirement Savings Plan or Profit Sharing Plan). I am either (check one box):

☐    the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐    a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) of shares with respect to which it is the record holder, and (b) believe, based upon representations made to me by the beneficial owner(s), that each person was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares.
In addition, I am tendering shares either (check one box):

☐    at the purchase price determined by DaVita in accordance with the terms of the offer (persons checking this box need not indicate the price per share above); or
☐    at the price per share indicated above under “Shares Tendered at Price Determined by Stockholder.”

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED.

CONDITIONAL TENDER

You may condition your tender of shares upon us purchasing a specified minimum number of the shares tendered, all as described in the Amended Offer to Purchase, particularly in Section 6. Unless at least the minimum number of shares you indicate below is purchased by us pursuant to the terms of the offer, none of the shares tendered by you will be purchased. It is your responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

☐    Minimum number of shares that must be purchased, if any are purchased:              shares.

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 to the Letter of Transmittal)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER,” you hereby tender shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by us for the shares is less than the price checked below. If you desire to tender shares at more than one price, you must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered at more than one price. All shares previously tendered at less than $22.00 shall be deemed to have been tendered at $22.00 and you do not need to deliver a notice of withdrawal or new Letter of Transmittal to effect this change. If you would like to change your tender price, you must deliver a new Letter of Transmittal prior to the Expiration Date. Any Letter of Transmittal, delivered after the date of the Amended Offer to Purchase will automatically revoke any Letter of Transmittal delivered prior to the date of the Amended Offer to Purchase; however, absent a notice of withdrawal, subsequent Letters of Transmittal do not revoke prior Letters of Transmittal delivered after the date of the Amended Offer to Purchase. Separate notices of withdrawal, as described in Section 4 of the Amended Offer to Purchase, are not required for each Letter of Transmittal. You may contact the Depositary or the Information Agent for additional instructions.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $22.00	☐ $23.00	☐ $24.00	☐ $25.00	☐ $26.00
☐ $22.25	☐ $23.25	☐ $24.25	☐ $25.25
☐ $22.50	☐ $23.50	☐ $24.50	☐ $25.50
☐ $22.75	☐ $23.75	☐ $24.75	☐ $25.75

CHECK ONLY ONE BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER
(See Instruction 5 to the Letter of Transmittal)

☐     I want to maximize the chance of having DaVita purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking THIS ONE BOX INSTEAD OF ONE OF THE PRICE BOXES ABOVE, I hereby tender shares and am willing to accept the purchase price determined by DaVita in accordance with the terms of the offer. This action could result in my receiving a price per share as low as $22.00.

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to Be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery to the Depositary of the shares tendered, in proper form for transfer, or a confirmation that the shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Amended Offer to Purchase into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Amended Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three (3) New York Stock Exchange trading days of this date.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:

Address:

City, State, Zip Code

Area Code and Tel No.:

Name:
Please Print

Authorized Signature:

Title:

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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